UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2009

APOLLO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5655 South Yosemite Street, Suite 200 Greenwood Village, Colorado	80111-3220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 886-9656

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13e-4I)

EXPLANATORY NOTE

On February 24, 2009, Apollo Gold Corporation (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) with the U.S. Securities and Exchange Commission.  The purpose of this Amendment is to correct two items in the Form 8-K:  (i) the date upon which interest on amounts borrowed under the Facility Agreement (as defined below) become payable (i.e., interest payments commence on June 30, 2009 and not on September 30, 2009 as indicated in the Form 8-K) and (ii) the number of common shares that the Company is required to issue to Haywood (as defined below) in consideration for financial advisory services (i.e., 3,172,840 common shares are issuable to Haywood and not 2,172,840 common shares as indicated in the Form 8-K).  Set forth below is an amended and restated Item 1.01 reflecting the foregoing corrections.  Items 2.03, 3.02, 8.01 and 9.01 have not been amended but are restated below nonetheless for ease of reference.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 20, 2009, Apollo Gold Corporation (the “Company”) entered into a Project Facility Agreement (the “Facility Agreement”) with RMB Australia Holdings Limited, an Australian corporation (“RMBAH”), RMB Resources Inc., a Delaware corporation (“RMBR”), and Macquarie Bank Limited, an Australian corporation (“Macquarie” and together with RMBAH, the “Financiers”).   The Facility Agreement refinanced the Bridge Facility Agreement (the “Bridge Facility Agreement”), dated December 10, 2008, among the Company and the Financiers.

Under the Facility Agreement, the Company may borrow up to US$70,000,000 from the Financiers at any time between February 20, 2009 and June 30, 2009 (the “Availability Period”), after which time any undrawn portion of the US$70,000,000 commitment will be cancelled and will no longer be available for drawdown.  The Facility Agreement requires the Company to use proceeds from the facility only for: (i) the funding of the development, construction and operation of the Company’s Black Fox project located in northern Ontario, Canada; (ii) the funding of certain fees and costs due under the Facility Agreement and certain related project agreements; (iii) corporate expenditures of up to US$7,000,000 as approved by the Financiers in the Company’s corporate budget (US$3,723,939 of which was used to repay the convertible debentures due February 23, 2009 not held by RAB Special Situations (Master) Fund Limited (for additional information regarding the maturity date extension of the convertible debentures held by RAB Special Situations (Master) Fund Limited see the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission on February 19, 2009)); (iv) repayment of $15,341,345 under the Bridge Facility Agreement and (v) any other purpose that the Financiers approve.

The Facility Agreement is subject to an arrangement fee of US$3,465,551, which is payable upon the initial drawdown under the Facility Agreement, and a commitment fee equal to 1% per annum calculated on a daily basis on the average monthly balance of the undrawn commitment, which is payable in arrears on March 31, 2009 and June 30, 2009.  Amounts borrowed under the Facility Agreement will bear interest at LIBOR plus 7% per annum and will be payable quarterly commencing June 30, 2009.  The principal amount under the Facility Agreement will be repayable by the Company in accordance with the following schedule:

Repayment Date	Repayment Amount
September 30, 2009	US$9,300,000
December 31, 2009	US$6,000,000
March 31, 2010	US$4,400,000
June 30, 2010	US$4,000,000
September 30, 2010	US$3,200,000
December 31, 2010	US$2,200,000
March 31, 2011	US$1,800,000
June 30, 2011	US$2,700,000
September 30, 2011	US$2,800,000
December 31, 2011	US$2,900,000
March 31, 2012	US$4,900,000
June 30, 2012	US$6,800,000
September 30, 2012	US$9,000,000
December 31, 2012	US$3,800,000
March 31, 2013	US$6,200,000

Under the terms of the Facility Agreement, all cash proceeds generated from the Black Fox project must be deposited into a proceeds account and may only be withdrawn and used by the Company in accordance with the terms set forth in the Facility Agreement.

In connection with the Facility Agreement, the Company issued approximately 34,836,111 warrants (the “Warrants”) to the Financiers (11,637,775 to RMBAH and 23,198,336 to Macquarie) as partial consideration for financing services provided in connection with the Facility Agreement.  Each Warrant entitles the holder to purchase one common share (the “Warrant Shares”) of the Company pursuant to the terms and conditions of the Warrant.  The Warrants expire 48 months from their date of issuance and have an exercise price of Cdn$0.252 per Warrant Share, subject to customary anti-dilution adjustments.  The Company has agreed to use its best efforts to register the resale of the Warrant Shares with the U.S. Securities and Exchange Commission promptly following the execution of the Facility Agreement.  The Warrants are in addition to the 42,614,254 warrants (the “Bridge Warrants”) (21,307,127 to each Financier) issued to the Financiers in connection with the Bridge Facility Agreement.  Following the issuance of the Warrants and assuming exercise by the Financiers of all warrants held by them, RMBAH and Macquarie would beneficially own 14.88% and 18.54%, respectively, of the Company’s issued and outstanding capital stock (on an otherwise undiluted basis).

Borrowings under the Facility Agreement are secured by a first lien on substantially all of the Company’s assets, including the Black Fox project, and the stock of the Company’s subsidiaries.

The Facility Agreement contains various financial and operational covenants that impose limitations on the Company.  These include, among other things, limitations and covenants regarding:  (i) the conduct of the Black Fox project and use of related assets; (ii) the completion of the Black Fox project; (iii) the use of Company funds; (iv) compliance with applicable laws and permits; (v) mining rights at the Black Fox project; (vi) the Company’s corporate budget; (vii) provision of information; (viii) maintenance of accounting records; (ix) maintenance of corporate existence; (x) compliance with certain material agreements; (xi) capital maintenance requirements; (xii) payment of indebtedness and taxes; (xiii) amendments to existing agreements relating to the Black Fox project or entry into any such agreements; (xiv) amendments to governing documents; (xv) disposition of or encumbrance of certain assets; (xvi) engaging in other lines of business; (xvii) incurrence of indebtedness; (xviii) related party transactions; (xix) creation of new subsidiaries; (xx) dividends and other distributions; (xxi) maintenance of the property securing the Facility Agreement; (xxii) insurance; (xxiii) subordination of intercompany claims; (xxiv) tradeability of the Warrant Shares under Canadian securities laws; (xxv) registration of the Warrant Shares under United States securities laws; (xxvi) maintenance of listing status on the TSX and status as a reporting issuer under Canadian securities laws; (xxvii) maintenance of certain financial coverage ratios and minimum project reserves; (xxviii) satisfaction of a minimum tangible net worth test; and (xxix) maintenance of the hedging arrangements described below; and (xxx) the operation of the Black Fox project in compliance with an agreed cash flow budgeting and operational model.

Subject in certain cases to applicable notice provisions and cure periods, events of default under the Facility Agreement include, without limitation: (i) failure to make payments when due; (ii) certain misrepresentations under the Facility Agreement and certain other documents; (iii) breach of financial covenants in the Facility Agreement; (iv) breach of other covenants in the Facility Agreement and certain other documents; (v) loss of certain mineral rights; (vi) compulsory acquisition or expropriation of certain secured property by a government agency; (vii) certain cross-defaults on other indebtedness of the Company; (viii) entry of certain judgments against the Company that are not paid or satisfied; (ix) enforcement of encumbrances against a material asset of the Company (or any such encumbrance becomes capable of being enforced); (x) events of liquidation, receivership or insolvency of the Company; (xi) maintenance of listing status on the TSX or NYSE Alternext U.S. exchange and status as a reporting issuer under Canadian securities laws; or (xii) occurrence of any event which has or is reasonably likely to have a material adverse effect on the assets, business or operations of the Company, its ability to perform under the Facility Agreement and other transaction documents, the rights of the Financiers or the enforceability of a transaction document.  The Facility Agreement provides that in the event of default, the Financiers may declare that the debts and monetary liabilities of the Company are immediately due and payable and/or cancel the credit facility.

As a part of the Facility Agreement, the Company and the Financiers entered into a hedging program covering both gold sales and part of the Company’s Canadian dollar operating costs. Specifically, the Company entered into a 250,420 ounce gold forward sales program which will be allocated across the four year term of the Facility Agreement. The weighted average price of the sales program is $876.063 per ounce of gold.  The foreign exchange hedge program will be for the Canadian dollar equivalent of $60 million over a period covering the four year term of the Facility Agreement.

Under the terms of a previously existing engagement letter and related addendum (the “Engagement Letter”) between the Company and Haywood Securities Inc. (“Haywood”) pursuant to which Haywood agreed to provide financial advisory services to the Company, the Facility Agreement constitutes an "alternative transaction" that requires the Company to pay certain compensation to Haywood.  Specifically, under the terms of such engagement letter, the Company is required to compensate Haywood by issuing to it 3,172,840 common shares and 2,567,901 common share purchase warrants exercisable for a two year period at an exercise price of Cdn.$0.256 per share (the “Haywood Warrants” and, together with the 3,172,840 common shares issued to Haywood, the “Haywood Securities”).  The Haywood Warrants contain customary anti-dilution provisions in the event of certain corporate reorganizations or issuances of securities by the Company to all its shareholders.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Facility Agreement, Warrants, Haywood Warrants and the Engagement Letter attached hereto as Exhibits 10.1 through 10.4 and incorporated by reference herein.  In addition, on February 23, 2009, the Company issued a press release announcing the entry into the Facility Agreement, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 of the Current Report on Form 8-K is incorporated by reference herein.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 of the Current Report on Form 8-K is incorporated by reference herein.  The Company did not pay any underwriting discounts or commissions in connection with the issuance of the Warrants or the Haywood Securities, and will not pay any underwriting discounts or commissions in connection with the issuance, if any, of any shares issuable upon exercise of the Warrants or the Haywood Warrants.  The issuance of the Warrants and Haywood Securities was made, and the issuance of shares upon exercise of the Warrants or the Haywood Warrants, if any, will be made, in a private placement in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933 (assuming, in each case, that the Warrant Shares are issued to the Financiers in accordance with the terms of the Warrants and the Facility Agreement and the shares underlying the Haywood Warrants are issued to Haywood in accordance with the terms of the Haywood Warrants).

ITEM 8.01	OTHER EVENTS

As described in the Company’s Form 8-K filed February 19, 2009, on February 16, 2009, the Company reached agreement with RAB Special Situations (Master) Fund Limited (”RAB”) to amend certain terms of the US$4,290,000 principal amount of convertible debentures due February 23, 2009 (the “Convertible Debentures”) held by RAB.  As part of such amendments, RAB agreed that the Company would have the option to repay on February 23, 2009 the US$772,200 of accrued interest on RAB’s Convertible Debentures in either common shares of the Company or cash.  The Company has elected to repay the US$772,200 of accrued interest to RAB in the form of common shares.  As a result, the Company issued 2,444,765 common shares to RAB on February 24, 2009, which is equal to US$772,200 divided by the US dollar equivalent of the volume weighted average market price of the Company’s common shares as quoted on the Toronto Stock Exchange during the five-day period ending February 23, 2009.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

     (d)     Exhibits

Exhibit No.	Description
10.1	Facility Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2009)
10.2	Form of Warrant Certificate (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2009)
10.3	Form of Haywood Warrant Certificate (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2009)
10.4	Engagement Letter (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2009)
99.1
Press Release issued February 23, 2009 announcing entry into Facility Agreement (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2009)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GOLD CORPORATION

Date: February 25, 2009	By:	/s/ Melvyn Williams
Melvyn Williams
Chief Financial Officer and Senior Vice President - Finance and Corporate Development